UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): March 17, 2008
Valeant Pharmaceuticals International
(Exact name of registrant as specified in its charter)

Delaware	1-11397	33-0628076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)
One Enterprise
Aliso Viejo, California 92656
(Address of principal executive offices) (Zip Code)
(949) 461-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On March 17, 2008, Valeant Pharmaceuticals International (the “Company”) issued a press release announcing the results at the treatment week 12 analysis point for the Phase IIb clinical trial for taribavirin.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
99.1	Press release dated March 17, 2008.
FORWARD-LOOKING STATEMENTS
     This current report, including the exhibit, contains forward-looking statements, including, but not limited to, statements regarding the potential efficacy and safety of taribavirin in the treatment of hepatitis C, and the continuing role of ribavirin or taribavirin in the treatment of hepatitis C, that are based on management’s current expectations and involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to the clinical development of new products, regulatory approval processes, that results from treatment week 12 in a phase IIb clinical trial are not necessarily predictive of the entire phase IIb trial or a phase III trial, and other risks detailed from time to time in the Company’s SEC filings. The Company cautions the reader that these factors, as well as other factors described in its SEC filings, are among the factors that could cause actual results to differ materially from the expectations described in the forward-looking statements. The Company also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date made. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date such statements were made or to reflect actual outcomes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2008	VALEANT PHARMACEUTICALS INTERNATIONAL
	By:	/s/ Eileen C. Pruette
Eileen C. Pruette
Executive Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated March 17, 2008.